UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a -101)
Information Required in a Proxy Statement
Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

FIRST EAGLE FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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We need your response.

October 6, 2015

Dear Shareholder:

By now you likely have received a package or e-mail from the First Eagle Funds (the “Funds”) containing information related to the Special Meeting of Shareholders scheduled for October 20, 2015.  A purpose of this Special Meeting is to vote on the approval of each Fund’s advisory agreement (and, with respect to First Eagle Fund of America, the subadvisory agreement), which is required to be approved due to a prospective change of ownership of the parent company of First Eagle Investment Management, LLC, the investment adviser to the Funds (the “Adviser”).  The advisory agreements you are voting on will continue the existing advisory arrangement with the Adviser (and, for First Eagle Fund of America, the subadviser).  In addition, there will be no change in investment personnel or in the advisory fees charged to the Funds in connection with this prospective change in ownership.  You can find further detail about the actual proposals and voting on the enclosed proxy form.  After careful consideration, the Board of Trustees recommends that shareholders vote “FOR” each proposal.

In order to continue on with the normal operation of each Fund, we will need your help by voting the enclosed proxy form.

Voting is truly important as every share counts toward reaching the number of shares required to approve the business of this Special Meeting.  Please help us by taking a moment to cast your vote today.

More information regarding this Special Meeting and the proposals can be found in the proxy statement.  If you would like another copy of the proxy statement or have proxy-related questions, please call (877) 896-3191 for assistance.  Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Sincerely,

John P. Arnhold

President

First Eagle Funds

VOTING IS EASY:  Please take a moment now to cast your vote using one of the options listed below:

REPRESENTATIVE: You may cast your vote by telephone with a proxy representative by calling toll-free (877) 896-3191. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

INTERNET: You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website. You will need the control number which can be found on your proxy card.

TOUCHTONE PHONE: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

MAIL: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. If convenient for you, please utilize one of the above options to insure that your response is received in time for the Special Meeting on October 20th.

FIRST EAGLE FUNDS 1345 Avenue of the Americas, New York, New York 10105

REGNOBO

We need your response.

October 6, 2015

Dear Shareholder:

By now you likely have received a package or e-mail from the First Eagle Funds (the “Funds”) containing information related to the Special Meeting of Shareholders scheduled for October 20, 2015.  A purpose of this Special Meeting is to vote on the approval of each Fund’s advisory agreement (and, with respect to First Eagle Fund of America, the subadvisory agreement), which is required to be approved due to a prospective change of ownership of the parent company of First Eagle Investment Management, LLC, the investment adviser to the Funds (the “Adviser”).  The advisory agreements you are voting on will continue the existing advisory arrangement with the Adviser (and, for First Eagle Fund of America, the subadviser).  In addition, there will be no change in investment personnel or in the advisory fees charged to the Funds in connection with this prospective change in ownership.  You can find further detail about the actual proposals and voting on the enclosed proxy form.  After careful consideration, the Board of Trustees recommends that shareholders vote “FOR” each proposal.

In order to continue on with the normal operation of each Fund, we will need your help by voting the enclosed proxy form.

Voting is truly important as every share counts toward reaching the number of shares required to approve the business of this Special Meeting.  Please help us by taking a moment to cast your vote today.

More information regarding this Special Meeting and the proposals can be found in the proxy statement.  If you would like another copy of the proxy statement or have proxy-related questions, please call (877) 896-3191 for assistance.  Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Sincerely,

John P. Arnhold

President

First Eagle Funds

VOTING IS EASY:  Please take a moment now to cast your vote using one of the options listed below:

INTERNET: You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website. You will need the control number which can be found on your proxy card.

TOUCHTONE PHONE: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

MAIL: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. If convenient for you, please utilize one of the above options to insure that your response is received in time for the Special Meeting on October 20th.

FIRST EAGLE FUNDS 1345 Avenue of the Americas New York, New York 10105

OBO